                                 SCHEDULE 14A

                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant                       [X]

Filed by a party other than the registrant    [_]

Check the appropriate box:

[_] Preliminary proxy statement.              [_]  Confidential, For Use of the
                                                     Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))

[X] Definitive proxy statement.

[_] Definitive additional materials.

[_] Soliciting material pursuant to Rule 14a-12.

                         MATERIAL SCIENCES CORPORATION
                         -----------------------------
                (Name of Registrant as Specified in Its Charter)

                 _____________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):



     [X]  No fee required.

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:


          (2)  Aggregate number of securities to which transaction applies:


          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:


     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, Schedule or Registration Statement no.:

          (3)  Filing Party:

          (4)  Date Filed:

                                    [LOGO]


                                                                   May 17, 2001

Dear Shareowner:

   The 2001 Annual Meeting of Shareowners will be held on Thursday, June 21, 2001, at 10:00 a.m. CDT in the Auditorium of our principal executive offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois. We hope you will attend. We will be voting on the election of directors and such other matters as may properly come before the meeting. We also will hear management's report regarding the past fiscal year's operations.

   The attached notice of meeting and proxy statement describe in more detail the matters upon which the shareowners will vote. It is important that your shares be represented at the meeting, regardless of the number you own or whether or not you plan to attend. Accordingly, we urge you to complete the enclosed proxy card and promptly return it to us so that your shares can be voted at the meeting.

                         Sincerely,

                         Gerald G. Nadig
                         Chairman, President and
                         Chief Executive Officer

                                    [LOGO]

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                               ----------------

   The Annual Meeting of Shareowners of Material Sciences Corporation will be held on Thursday, June 21, 2001, at 10:00 a.m. CDT in the Auditorium of our principal executive offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, for the following purposes:

  1. To elect eight directors to the Board; and

  2. To authorize proxies to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

   Shareowners of record at the close of business on April 23, 2001, are entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.

   Shareowners are requested to sign and date the enclosed proxy and promptly return it in the envelope enclosed for that purpose, whether or not they expect to be present at the meeting. Any person giving a proxy has the power to revoke it at any time prior to its exercise at the meeting.

                                          By Order of the Board of Directors,

                                          James J. Waclawik, Sr.
                                          Vice President,
                                          Chief Financial Officer and
                                           Secretary

Elk Grove Village, Illinois
May 17, 2001

                                    [LOGO]

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

   This proxy statement is furnished to shareowners of Material Sciences Corporation ("MSC" or "Company") in connection with the solicitation, by order of the Board of Directors of the Company ("Board"), of proxies for use at the Annual Meeting of Shareowners of the Company to be held at 10:00 a.m. CDT, on Thursday, June 21, 2001, at the place and for the purposes set forth in the accompanying notice of the meeting.

   The accompanying proxy is solicited on behalf of the Board and is revocable at any time before the voting thereof by filing with the Secretary of the Company, prior to the shareowner vote, a written revocation or duly executed form of proxy bearing a later date, or by voting in person at the meeting. All outstanding shares of the Company's Common Stock, par value $.02 per share ("Common Stock"), represented by properly executed and unrevoked proxies received in time for the meeting will be voted. Shares will be voted as instructed in the accompanying proxy on each matter to be submitted to shareowners. If no instructions are given, the shares will be voted:

  --for the election to the Board of the nominees indicated in the proxy; and

  --for the approval to authorize proxies to vote upon such other business as may properly come before the meeting.

   The close of business on April 23, 2001, has been fixed as the record date for the determination of shareowners entitled to notice of and vote at the meeting. On that date, there were outstanding 14,704,253 shares of Common Stock. The Company first sent this proxy statement and the accompanying form of proxy to shareowners entitled thereto on or about May 17, 2001.

   A majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. Each holder of Common Stock is entitled to one vote per share. If one or more shareowners give notice at the meeting before the voting of their intention to cumulate their votes in the election of directors, all shareowners entitled to vote shall have the right to so cumulate their votes. With cumulative voting, holders of Common Stock are entitled, for each share held by them, to one vote for each director being elected and may cast all such votes for a single nominee (who has been nominated prior to voting) or distribute them among two or more nominees. Under cumulative voting, the eight persons receiving the greatest number of votes shall be elected as directors (whether by abstention, broker non-vote or otherwise). Discretionary authority to cumulate votes is being solicited. If the vote with respect to the election of directors is not conducted by cumulative voting, the holders of a majority of shares of Common Stock represented at the meeting in person or by proxy will be able to elect all the directors. Non-voted shares on the election of directors and shares of Common Stock as to which authority to vote for the election of one or more director nominees is withheld on the enclosed proxy will not be counted in determining which director nominees receive the greatest number of votes if cumulative voting occurs or will not be counted in determining whether a majority vote with respect to any director has been obtained if cumulative voting is not utilized.

                             ELECTION OF DIRECTORS

   The eight persons listed below are proposed to be re-elected for a period to end at the 2002 Annual Meeting of Shareowners, when they may be proposed to be re-elected or a successor is elected and qualified at that meeting or, as provided in the Company by-laws, upon the earlier of death, resignation or removal. Unless authority to vote for one or more nominees is withheld in the proxy, signed proxies that are returned will be voted for approval of the election of the eight nominees listed below. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board recommends. All of the nominees are presently directors of the Company.

   Certain information regarding the nominees, as of April 23, 2001, is set forth below, including their ages, the period each has served on the Board and the nominees' business experience.

                               ----------------

              Michael J. Callahan  Director since 1999


              Age 62
              Mr. Callahan is a business consultant. Mr. Callahan served as Executive Vice President and Chief Financial Officer of FMC Corporation from 1994 to 1999. Prior to joining FMC, Mr. Callahan was Executive Vice President and Chief Financial Officer at Whirlpool Corporation from 1992 to 1994. Mr. Callahan is a member of the Board of Directors of Brunswick Corporation and Metropolitan Family Services in Chicago.
[PHOTO]

              Dr. Eugene W. Emmerich
                                   Director since 1979


              Age 70
              Dr. Emmerich has served as President and Chief Executive Officer ("CEO") of Cadtrak Corporation, a licensor of patented technology to the computer industry with emphasis on graphics related patents, for more than the past five years.
[PHOTO]

              G. Robert Evans      Director since 1991


              Age 69
              Mr. Evans served as Chairman of the Board of the Company from January 1997 until his retirement in December 1997. Prior to that time, he served as Chairman and CEO of the Company from June 1991 to December 1997. Mr. Evans also serves as a director of Consolidated Freightways Corporation and Swift Energy Company.
[PHOTO]

              E. F. Heizer, Jr.    Director since 1976


              Age 71
              Mr. Heizer is a venture capitalist and has been involved in developing early stage companies since 1962. Since 1985, he has served as Chairman of Heizer International, and from 1969 until 1985, he served as CEO of Heizer Corporation. Since 1995, he has served as Chairman of LBL, a Lloyds of London Bermuda-based insurance company. Mr. Heizer also serves as a director of Chesapeake Energy Corporation, Needham & Company, Inc., as well as several other early stage companies.
  [PHOTO]

              Dr. Ronald A. Mitsch Director since 1999


              Age 66
              Dr. Mitsch retired as Vice Chairman and Executive Vice President, Industrial and Consumer Markets and Corporate Services of the 3M Company in 1998. Dr. Mitsch had served in these capacities since 1995. Since joining the 3M Company in 1960, Dr. Mitsch held several key management positions including Senior Vice President, Research and Development. Dr. Mitsch is a member of the Board of Directors of NCR Corporation, Lubrizol, WTC Industries and Dandy Golf Company, and is Chairman of the Board of Trustees of Hamline University.
[PHOTO]

              Gerald G. Nadig      Director since 1996


              Age 55
              Mr. Nadig has been Chairman, President and CEO of the Company since January 1998, President and CEO of the Company since January 1997, and was President and Chief Operating Officer from 1991 to January 1997. Mr. Nadig is a member of the Board of Directors of Tokheim Corporation.
  [PHOTO]

              Dr. Mary P. Quin     Director since 1999


              Age 47
              Dr. Quin served as Vice President and General Manager, Color Solutions Business Unit, Office Document Products Group at Xerox Corporation from 1999 until June 2000. Since joining Xerox in 1995 as Director, Corporate Business Strategy, she served as Vice President and General Manager, External Business Unit, Office Document Products Group and Vice President, Strategy, Production Systems Group. Dr. Quin is a member of the Board of CEDPA, an international aid organization, and was founder and Chairman of the One Hundred Heroines project in Rochester, New York.
[PHOTO]

              Howard B. Witt       Director since 1997


              Age 60
              Mr. Witt has been Chairman, President and CEO of Littelfuse, Inc. (an international and publicly-held company with approximately $350 million in sales) since 1993. Prior to that time, he was President and CEO of Littelfuse from 1990, and prior to 1990 served in several key management positions with Littelfuse since joining the company in 1979. Mr. Witt is currently a member of the Electronic Industries Alliance Board of Governors, the Board of Governors of the National Electrical Manufacturers Association, the Artisan Mutual Fund Board of Directors, and the Board of Directors of Franklin Electric Co.
  [PHOTO]

Committees and Meetings of the Board

   The Board held five meetings during fiscal 2001. Included among the committees of the Board are standing Audit, Compensation and Organization (which also serves as the nominating committee), and Technology Committees. During fiscal 2001, each director attended approximately 86% or more of the aggregate number of meetings of the Board and the committees on which he or she served, except for Mr. Heizer who attended 73% of the meetings.

   The Audit Committee, currently consisting of Mr. Heizer (Chairperson), Mr. Callahan and Dr. Mitsch, met two times during fiscal 2001. The functions of this committee include the following: recommending the selection of independent public accountants to the Board; reviewing the scope of the audits performed by the independent public accountants, the audit reports and any recommendations made by them; reviewing in April of each year the results of the audit for the prior fiscal year with the independent public accountants before the annual report to shareowners for that fiscal year is released publicly; reviewing any non-audit services provided by the independent public accountants; and the other functions set forth in its charter attached hereto as Exhibit A. The Board of Directors has determined that all three members of the Audit Committee are independent, as defined in Section 303.01(B)(2)(a) and
(3) of the New York Stock Exchange listing standards.

   The Compensation and Organization Committee, currently consisting of Messrs. Callahan (Chairperson), Heizer and Witt, met four times during fiscal 2001. The functions of this committee include the following: determining, in consultation with compensation consultants and the Company's Chairman, President and CEO, the compensation, including long-term performance incentives, of the Company's officers; reviewing and approving cash incentive compensation paid to the Company's key employees; reviewing and making recommendations to the Board with respect to the Company's compensation and benefit plans and policies; reviewing corporate practices relating to diversity and succession planning; and overseeing director affairs, including serving as the nominating committee. In its capacity as the nominating committee, this committee will consider nominees proposed by shareowners. Please see "Shareowner Proposals for 2002 Annual Meeting of Shareowners" on page 16 for the procedures shareowners must follow in order to nominate a director.

   The Technology Committee, currently consisting of Dr. Mitsch (Chairperson), Dr. Emmerich, Mr. Evans, and Dr. Quin, met two times during fiscal 2001. The functions of this committee include analyzing current technology and its use and application in the Company's processes and evaluating technological developments and the suitability of new technology for the Company's operations.

Compensation of Directors

   Directors who are not executive officers of the Company receive an annual retainer of $30,000, plus $1,000 per meeting for attendance at Board meetings or Board committee meetings, $3,000 per year for chairing a Board committee, $500 per meeting for special telephonic meetings and reimbursement for normal travel expenses. $15,000 of the annual retainer was paid in cash, with the remainder paid in the form of stock options under the 1996 Stock Option Plan for Non-Employee Directors ("1996 Plan"). Each eligible non-employee director also received an additional stock option grant under the 1996 Plan. The 1996 Plan has been replaced with the 2001 Compensation Plan for Non-Employee Directors that was approved by the shareowners in June 2000 and became effective March 1, 2001.

Security Ownership of Management of the Company

   The following table provides certain information, as of April 23, 2001, on the beneficial ownership of Common Stock by each director of the Company, the executive officers named on the Summary Compensation Table below, and the directors and executive officers of the Company as a group. To the knowledge of the Company, each person has sole voting and investment power for the shares shown unless otherwise noted. The address of all officers and directors described below is the address of the Company.

                                 Number of      Shares
                                  shares         under    Total shares
                                 directly     exercisable beneficially Percent
Name                             owned(1)     options(2)     owned     of class
----                             ---------    ----------- ------------ --------
Michael J. Callahan.............    10,206(3)     8,017       18,223       *
Dr. Eugene W. Emmerich..........     6,525       28,995       35,520       *
G. Robert Evans.................    99,561       62,419      161,980      1.1
E. F. Heizer, Jr................   162,744(3)    28,995      191,739      1.3
Dr. Ronald A. Mitsch............     3,706(3)     8,017       11,723       *
Gerald G. Nadig.................   310,236      183,200      493,436      3.3
Dr. Mary P. Quin................     1,705        8,017        9,722       *
Howard B. Witt..................     8,174       21,090       29,264       *
David A. Fletcher...............    58,950       78,750      137,700       *
Frank J. Lazowski, Jr...........    40,189       49,200       89,389       *
Ronald L. Millar................    64,811       45,450      110,261       *
James J. Waclawik, Sr...........    71,389       54,000      125,389       *
All executive officers and
 directors as a group
 (18 persons)................... 1,068,199      697,833    1,766,032     11.5

--------
 * Less than 1%
(1) Includes shares held by immediate family members or in trusts. Excludes shares that may be acquired through the exercise of stock options (which information is set forth separately).
(2) Includes shares subject to options that are exercisable on April 23, 2001 and options which become exercisable within 60 days thereafter.
(3) Includes 1,706 shares which may be issuable within 60 days to each of the directors noted in respect of his deferred stock unit account established under the Company's 2001 Compensation Plan for Non-Employee Directors. Excludes 1,706 shares in respect of each of the above director's unvested portion of such deferred stock unit account.

                INFORMATION WITH RESPECT TO CERTAIN SHAREOWNERS

   The following table sets forth certain information on the beneficial ownership of Common Stock by each person known by the Company as of April 23, 2001, to own beneficially more than five percent of the Company's outstanding Common Stock.

                                                            Number of
                                                              shares    Percent
                                                           beneficially   of
              Name and address of beneficial owner            owned      class
              ------------------------------------         ------------ -------
      T. Rowe Price Associates, Inc. (1)..................  1,795,000    12.2
       100 E. Pratt Street
       Baltimore, MD 21202

      Dimensional Fund Advisors, Inc. (2).................  1,273,400     8.7
       1299 Ocean Ave.
       11th Floor
       Santa Monica, CA 90401

      Frank L. Hohmann III (3)............................  1,235,550     8.4
       277 Park Avenue
       New York, NY 10172

      Mario J. Gabelli and Marc J. Gabelli (and             1,067,200     7.3
       affiliates) (4)....................................
       One Corporate Center
       Rye, NY 10580-1424

      Woodland Partners LLC (5)...........................    932,000     6.3
       60 South Sixth Street
       Suite 3750
       Minneapolis, MN 55402

--------
(1) Based on Amendment No. 3 to Schedule 13G filed by T. Rowe Price Associates, Inc. T. Rowe has sole voting power with respect to 382,100 shares and sole dispositive power with respect to all such shares.
(2) Based on a Schedule 13G filed by Dimensional Fund Advisors, Inc. Dimensional Funds has sole voting and dispositive power with respect to all such shares. According to the Schedule 13G, all of the shares are owned by advisory clients of Dimensional Fund and, therefore, Dimensional Fund disclaims beneficial ownership of all such shares.
(3) Based on a Schedule 13G filed by Frank L. Hohmann III. Mr. Hohmann has sole voting and dispositive power with respect to 1,179,850 shares and shared voting and dispositive power with respect to 40,000 shares. According to the Schedule 13G, the number of shares beneficially owned includes: 12,200 shares held in trust for children of Mr. Hohmann, for which Mr. Hohmann states that he is not the trustee and for which he disclaims beneficial ownership; 3,500 shares owned by Mr. Hohmann's adult son, for which Mr. Hohmann disclaims beneficial ownership; and 40,000 shares held in a private charitable foundation, for which Mr. Hohmann serves as trustee and for which he disclaims beneficial ownership.
(4) Based on a Schedule 13D filed by Mario J. Gabelli, Marc J. Gabelli and certain affiliated entities. Each of Messrs. Gabelli directly or indirectly control or act as chief investment officer for the entities listed below and, therefore, may be deemed to beneficially own all or some of such shares. Gabelli Funds, LLC has sole voting and dispositive power with respect to 365,000 shares, GAMCO Investors, Inc. has sole voting and dispositive power with respect to 674,600 shares, Gabelli Advisors, Inc. has sole voting and dispositive power with respect to 14,000 shares, Gemini Capital Management Ltd. has sole and dispositive power with respect to 13,500 shares and Gabelli & Company, Inc. has sole voting and dispositive power with respect to 100 shares.
(5) Based on Amendment No. 2 to Schedule 13G filed by Woodland Partners LLC. Woodland Partners has sole voting power with respect to 788,000 shares, sole dispositive power with respect to 932,000 shares and shared voting power with respect to 144,000 shares.

                      COMPENSATION OF EXECUTIVE OFFICERS

I. Summary Compensation Table

   The following table discloses compensation received by the Company's Chairman, President and CEO and four other executive officers (all of whom, except Messrs. Fletcher and Millar, comprise the Company's Policy Committee).

                                                                                  Long-Term
                                                                             Compensation Awards
                                                                             -----------------------
                                                                              Above
                                             Annual Compensation              Market
                                 -------------------------------------------  Stock      Securities    All Other
Names and                 Fiscal                 EVA         Other Annual    Award(s)    Underlying   Compensation
Principal Position         Year  Salary ($) Incentive ($) Compensation($)(1)   (#)       Options (#)     ($)(2)
------------------        ------ ---------- ------------- ------------------ --------    -----------  ------------
G. G. Nadig.............   2001   470,000          --           12,000        52,000(3)       --         12,674
 Chairman, President and   2000   389,000      280,559          12,000        73,500(7)    11,100(8)     11,896
 Chief Executive Officer   1999   365,000      178,286          12,000        33,000(10)      --         11,576
 (CEO)

J. J. Waclawik, Sr......   2001   192,400          --           20,000        13,000(4)       --          9,704
 Vice President, Chief     2000   173,070       92,379          12,000        15,700(7)     3,900(8)     24,695
 Financial Officer and     1999   154,000       50,148           4,000         8,100(10)      --         14,053
 Secretary (CFO)

F. J. Lazowski, Jr......   2001   172,000          --            8,852         6,100(3)       --         25,778
 Senior Vice President,    2000   155,000       79,549           8,615         8,900(7)       --         13,528
 Human Resources           1999   131,000       42,658           8,801         4,000(10)      --         15,008

D. A. Fletcher..........   2001   181,000      137,244          16,616         5,900(5)       --         10,842
 President and Chief       2000   173,000      112,686          12,000         8,900(7)     4,200(8)      9,590
 Operating                 1999   173,000       85,421           7,615         4,000(10)      --         16,565
 Officer, MSC Specialty
 Films, Inc.

R. L. Millar............   2001   159,256       85,953          11,188         5,000(3)     2,100(6)     54,553
 Group Vice President      2000   143,375      106,742          33,028        10,300(9)       --         45,363
 and General               1999   142,000       75,768          17,461         4,800(10)      --         10,016
 Manager, MSC Laminates
 and
 Composites Inc.

--------
(1) Includes perquisites (such as an automobile allowance) and other personal benefits paid to the executive.
(2) In 2001, includes (a) Company matching contributions to the Savings and Investment Plan (Mr. Nadig $5,687, Mr. Waclawik $5,029, Mr. Lazowski $5,057, Mr. Fletcher $6,167 and Mr. Millar $5,111); (b) payments to the Defined Contribution Plan (Mr. Nadig $6,987, Mr. Waclawik $4,675, Mr. Lazowski $8,721, Mr. Fletcher $4,675 and Mr. Millar $5,542); (c) an incentive payment of $12,000 to Mr. Lazowski; and (d) a Deferred Compensation Plan distribution of $43,900 to Mr. Millar.
(3) Granted restricted stock under the 2000 Long-Term Incentive/Leveraged Stock Awards Program at market value ($14.00). The executive paid $1.40 per share for the award. The restrictions will be removed on February 28, 2003, assuming the individual is still employed with the Company.
(4) 11,800 shares of restricted stock were granted under the 2000 Long-Term Incentive/Leveraged Stock Awards Program at market value ($14.00). The executive paid $1.40 per share for the award. The restrictions will be removed on February 28, 2003, assuming the individual is still employed with the Company. 1,200 shares of restricted stock were granted under the Company's Merit/Stock Exchange Program at market value ($14.00) in lieu of all or a portion of the executive's merit increase for fiscal 2001. The restrictions were removed on February 28, 2001.
(5) 4,600 shares of restricted stock were granted under the 2000 Long-Term Incentive/Leveraged Stock Awards Program at market value ($14.00). The executive paid $1.40 per share for the award. The restrictions will be removed on February 28, 2003, assuming the individual is still employed with the Company. 1,300 shares of restricted stock were granted under the Company's Merit/Stock Exchange

    Program at market value ($14.00) in lieu of all or a portion of the executive's merit increase for fiscal 2001. The restrictions were removed on February 28, 2001.
(6) Granted options under the Company's Merit/Stock Exchange Program at market value ($14.00) in lieu of all or a portion of the executive's merit increase for fiscal 2001. The options vested immediately.
(7) Granted restricted stock under the 1999 Long-Term Incentive/Leveraged Stock Awards Program at market value ($7.1875). The executive paid $0.71875 per share for the award. The performance threshold was achieved during fiscal 2000. The restrictions will be removed on February 28, 2002, assuming the individual is still employed with the Company.
(8) Granted options under the Company's Merit/Stock Exchange Program at market value ($7.1875) in lieu of all or a portion of the executive's merit increase for fiscal 2000. The options vested immediately.
(9) 9,500 shares of restricted stock were granted under the 1999 Long-Term Incentive/Leveraged Stock Awards Program at market value ($7.1875). The executive paid $0.71875 per share for the award. The restrictions will be removed on February 28, 2002, assuming the individual is still employed with the Company. 800 shares of restricted stock were granted under the Company's Merit/Stock Exchange Program at market value ($7.1875) in lieu of all or a portion of the executive's merit increase for fiscal 2000. The restrictions were removed on February 29, 2000.
(10) Granted restricted stock under the 1998 Long-Term Incentive/Leveraged Stock Awards Program at market value ($12.0625). The executive paid $1.00 per share for the award. The performance threshold was achieved during fiscal 2000. The restrictions were removed on February 28, 2001.

II. Option Grants in Last Fiscal Year

                                                                    Potential
                                                                   Realizable
                                                                    Value at
                                                                     Assumed
                                                                  Annual Rates
                       Individual Grants                            of Stock
-----------------------------------------------------------------     Price
                   Number of    % of Total                        Appreciation
                   Securities    Options     Exercise              for Option
                   Underlying   Granted to   or Base                  Term
                     Options    Employees      Price   Expiration -------------
Name               Granted(1) in Fiscal Year ($/Share)    Date    5%($)  10%($)
----               ---------- -------------- --------  ---------- ------ ------
R. L. Millar......   2,100         13.7       14.00     03/01/10  18,490 46,856

-------
Note--The dollar amount of total shareowner gain during the respective option period at the expiration date of such options at the 5% and 10% price appreciation rates would be $81,377,346 and $206,226,173, respectively. The dollar amount of the named optionee's gain after ten years at the 5% and 10% price appreciation rates would be $18,490 and $46,856, respectively. The percentage of the named optionee's gain to shareowner gain would be 0.023%.
(1) Options were granted at the fair market value of a share of Common Stock on the date of grant (February 24, 2000) pursuant to the Company's Merit/Stock Exchange Program. This grant was elected by the named executive in lieu of all or a portion of his merit increase for fiscal 2001. The options vested on March 1, 2000.

III. Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

   The following table provides information on option exercises and unexercised option values for the named executive officers.

                                                 Number of Securities
                                                Underlying Unexercised     Value of Unexercised
                                                       Options at         In-the-Money Options at
                            Shares     Value      Fiscal Year End (#)     Fiscal Year End ($)(1)
                         Acquired on  Realized ------------------------- -------------------------
Name                     Exercise (#)   ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     ------------ -------- ----------- ------------- ----------- -------------
G. G. Nadig.............     None       N/A      163,999      19,201       17,899         --
J. J. Waclawik, Sr. ....     None       N/A       50,400       3,600        6,289         --
F. J. Lazowski, Jr. ....     None       N/A       44,400       4,800          --          --
D. A. Fletcher..........     None       N/A       64,949       8,401        6,773         --
R. L. Millar............     None       N/A       42,450       3,000          --          --

--------
Note--The exercise price of all options granted to the above named individuals was the fair market value of a share of Common Stock on the date of grant.
(1) The value of unexercised options is based on a market price of $8.80 (the market price on February 28, 2001), less the exercise price.

IV. Long-Term Incentive Plan Awards in Last Fiscal Year

                                                                     Performance
                                                                      or Other
                                                         Number of     Period
                                                       Shares, Units    Until
                                                         or Other    Maturation
Name                                                   Rights (#)(1)  or Payout
----                                                   ------------- -----------
G. G. Nadig...........................................    52,000       3 Years
J. J. Waclawik, Sr....................................    11,800       3 Years
F. J. Lazowski, Jr. ..................................     6,100       3 Years
D. A. Fletcher........................................     4,600       3 Years
R. L. Millar..........................................     5,000       3 Years

--------
(1) Granted restricted stock on March 1, 2000, under the 2000 Long-Term Incentive/Leveraged Stock Awards Program at market value ($14.00). The executive paid $1.40 per share for the award. The time-based restrictions will be removed on February 28, 2003, assuming the individual is still employed with the Company.

                COMPENSATION AND ORGANIZATION COMMITTEE REPORT

   The functions of the Compensation and Organization Committee include, among others, establishing and administering compensation policies and plans for the Company's employees, including executive officers, reviewing officer compensation levels and evaluating management performance. The Committee is composed of three independent, non-employee directors. Set forth below is a report submitted by the Committee regarding the Company's compensation policies and programs for executive officers for fiscal 2001.

Compensation Philosophy

   The MSC compensation program is designed to reward employees based on favorable performance and results. Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced managers by providing the opportunity to earn above median cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for MSC's shareowners.

Executive Compensation Components

   MSC's compensation program has three components including: a base salary, a cash incentive opportunity and a long-term equity award.

  . Base salaries are targeted at median competitive levels for similar-size companies in general industry.

   --Salaries are reviewed annually.

   --Annual adjustments are based on individual performance, changes in duties and responsibilities and general movement of salary levels in similar-size companies in general industry.

   --In fiscal 2000, the Company introduced a program to promote greater stock ownership by officers. The Merit/Stock Exchange Program allows an officer to elect to receive a merit increase in stock or stock options based on fair market value, rather than in cash.

  . Cash incentive opportunity for management employees is targeted at competitive levels between the median and the 60th percentile, based upon similar-size companies in general industry, determined on an annual basis.

   --The Company currently uses Economic Value Added (EVA) to set performance targets for its business units. EVA is a performance measurement tool that is intended to drive increased economic value within the Company and should increase shareowner value by using operating profit after the deduction of all costs including taxes and the cost of capital (debt and equity).

    The annual variable compensation target for the employee is calculated as a percentage of the salary for the employee based on their level of responsibility, market competitiveness and impact on value creation. The EVA program for senior executives includes a banking component to account for overachievement or underachievement of the annual target. If a business unit overachieves their target, a portion (one-third) is distributed and the remainder recorded to the bank. In a year where there is underachievement of the target, the negative amount is first deducted from the bank before any distribution is made. Therefore, the incentive pay is at risk, but encourages sustained economic performance.

  . Long-term equity awards of either stock options or restricted stock to management employees at the 75th percentile competitive levels for similar-size companies in general industry. Such awards are made on an annual basis.

   --In fiscal 1993, stock options were granted to key management employees for fiscal 1993, 1994 and 1995 at the 60th percentile competitive level. In fiscal 1994, a one-time restricted stock award was granted to key management employees that was intended to encourage and facilitate increased stock ownership and executive retention. This award vested in fiscal 2000 because the market price of common stock reached the plan target level and the time vesting requirements were met. Furthermore, a matching incentive stock option ("ISO") award was granted--which will vest if the underlying restricted stock is held for two (2) years after the restricted stock vests (June 18, 2001)--otherwise the ISO shares do not vest for nine (9) years and eleven (11) months from the date of grant. This one-time stock award and ISO grant put the total long-term equity award for key management employees at the 75th percentile for similar-size companies in general industry for the three-year fiscal period, 1993 to 1995.

   --Non-qualified stock options were granted at the 75th percentile competitive levels for similar-size companies in general industry for fiscal 1996, 1997 and 1998.

   --Since fiscal 1999, restricted stock and cash awards were granted to key management employees at the 75th percentile competitive level. The awards granted in fiscal 1999 and 2000 were issued with restrictions based upon time and stock price performance. In fiscal 2001, the awards included only time-based restrictions. Certain of the awards required a contribution from the employee.

Fiscal 2001 Committee Actions and Executive Performance

   In March 2000, base salaries were increased 14.6% for the CEO and an average of 9.3% for the other four named executives. In general, salary increases reflected individual performance, company performance and changes in the external compensation market during fiscal 2000. The above increases exclude a portion of the increase elected by executives under the Company's Merit/Stock Exchange Program. Messrs. Waclawik and Fletcher also received 1,200 and 1,300 restricted shares, respectively; and Mr. Millar received 2,100 options at fair market value at the date of grant under the Company's Merit/Stock Exchange Program.

   Under the Company's EVA cash incentive plan, the Compensation and Organization Committee reviewed the Company's performance relative to approved EVA target levels. Mr. Nadig and two other named executives did not earn a cash incentive payout in fiscal 2001. Messrs. Fletcher and Millar received annual incentive awards in fiscal 2001 that reflect an achievement of 236% and 48%, respectively, of the EVA target level. After the fiscal 2001 distribution, Mr. Nadig had an ending EVA bank balance of negative $201,019 and the other named executives had ending EVA bank balances of zero in the aggregate.

   Under MSC's long-term incentive plan, Mr. Nadig was awarded a restricted stock (52,000 shares) and cash award ($391,300) which vests after a three-year period. The other four named executives received restricted stock awards for a total of 27,500 shares, and an aggregate cash award of $205,800, which also vests after a three-year period. The restrictions will be removed on February 28, 2003, assuming the individuals are still employed with the Company on that date with no disqualifying breaks in service during the three-year period.

Compensation Consultants and Competitive Data

   The Compensation and Organization Committee has access to compensation consultants who work with the Committee from time-to-time on Board and executive compensation matters. The Committee also has access to competitive data on compensation levels for executive positions.

     Material Sciences Corporation Compensation and Organization Committee

                     Mr. Michael J. Callahan, Chairperson
                             Mr. E. F. Heizer, Jr.
                              Mr. Howard B. Witt

                            AUDIT COMMITTEE REPORT

   The Audit Committee operates under a written charter adopted by the Board of Directors on December 13, 2000. A copy of the Audit Committee Charter is attached to this proxy statement as Exhibit A. As set forth in more detail in the charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the financial information which is provided to the shareowners and others, the systems of internal controls which management has established and the audit process.

   In overseeing the preparation of the financial statements of the Company, the Audit Committee met with management to review and discuss the Company's audited financial statements prior to their issuance and to discuss significant accounting issues.

   The Audit Committee has discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee), as amended.

   In addition, the Audit Committee has received the written disclosures and the letter from its independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence. The Audit Committee has also reviewed the non-audit services provided by the independent auditors, and considered whether the provision of those services was compatible with maintaining the independence of the auditors.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended February 28, 2001, and be filed with the SEC.

                 Material Sciences Corporation Audit Committee

                      Mr. E. F. Heizer, Jr., Chairperson
                            Mr. Michael J. Callahan
                             Dr. Ronald A. Mitsch

                                      MSC
                               PERFORMANCE GRAPH

   The following chart shows total shareowner returns, assuming $100 was invested on February 29, 1996, in Material Sciences Corporation, the S&P SmallCap 600 Index and the Comparator Group (as described below) with dividends, if any, reinvested through February 28, 2001.

                   MSC 5-YEAR CUMULATIVE TOTAL RETURN VERSUS
                THE S&P SMALLCAP 600 INDEX AND COMPARATOR GROUP

                            [MSC PERFORMANCE GRAPH]

                                               February 28 or 29,
                                 -----------------------------------------------
                                  1996    1997    1998    1999    2000    2001
                                 ------- ------- ------- ------- ------- -------
MSC............................. $100.00 $113.91 $ 84.78 $ 50.00 $100.44 $ 61.22
S&P SmallCap 600 Index..........  100.00  116.69  157.46  130.52  179.40  178.74
Comparator Group................  100.00  106.92   98.14   69.59   70.52   52.51

Comparator Group: Cold Metal Products, Inc. (CLQ)
               Gibraltar Steel Corporation (ROCK)
               Huntco Inc. (HCO)
               Olympic Steel (ZEUS)
               Shiloh Industries, Inc. (SHLO)
               Southwall Technologies (SWTX)
               Steel Technologies, Inc. (STTX)
               Worthington Industries, Inc. (WTHG)

                        EMPLOYMENT AND OTHER AGREEMENTS

   In connection with Mr. Evans' retirement from his position from Chairman of the Board of the Company, Mr. Evans receives a supplemental pension consistent with an Employment Agreement (dated February 27, 1991) between the Company and Mr. Evans.

   Change in control arrangements are in effect as of April 23, 2001, for approximately 76 employees, including Change in Control Agreements for all of the Company's executive officers. In general, the Change in Control Agreements with the executive officers provide that in the event a Change in Control occurs (as defined therein) and employment is terminated by the Company without "Cause" (as defined therein) or by such executive for "Good Reason" (as defined therein) or, within 30 days after the first anniversary of a Change in Control, without Good Reason, the Company will pay to such executive officer a lump sum payment of one and a half to three times such executive officer's annual base salary plus bonus plus required defined contribution plan contributions, and will provide other compensation and benefits. Such Change in Control Agreements also provide for gross-up payments for certain income tax payments and for, in some cases, covenants not to compete. In addition, the Company is contingently liable for banked balances from the Company's EVA incentive program, including balances of $79,489 and $21,605 for Messrs. Fletcher and Millar, respectively.

   The Company has a severance agreement ("Severance Agreement") with Mr. Waclawik which provides for, among other things, severance benefits in certain circumstances. The Severance Agreement provides for eighteen months of both health benefits and severance payments equal to Mr. Waclawik's then current monthly base salary should his employment be terminated by the Company for reasons other than Good Cause (as defined in the Severance Agreement) or by Mr. Waclawik for certain specified reasons.

   The Company has previously loaned money to Mr. Lazowski, an executive officer of the Company, in order for him to maintain his stock ownership interest in the Company. As of February 28, 2001, Mr. Lazowski owed the Company $112,091 in outstanding principal and interest. The loan is payable on demand and bears an average interest rate of 6.94% per annum.

                           EMPLOYEE AND OTHER PLANS

Supplemental Pension Plan Agreements

   The Company has entered into Supplemental Pension Plan Agreements ("Supplemental Pension Plan Agreements") with thirteen current employees, including all executive officers as of April 23, 2001, which provide benefits in the event of termination of employment, disability or death before retirement. The disability benefit consists of a monthly payment until death equal to 50% of an individual's average monthly compensation for the last 12 consecutive months prior to disability, less the sum of benefits otherwise receivable by an individual (collectively referred to as the "Other Benefits") from Social Security and any other pension or retirement programs (whether maintained by the Company or not). The benefit upon termination of employment consists of a monthly payment, beginning in the month after termination (but not before the individual's 60th birthday) and continuing for 120 months or, if earlier, the death of the individual, equal to a specified percentage of the individual's average monthly compensation for the last 12 consecutive months prior to retirement, less the sum of the Other Benefits. The percentage varies depending on the participant's age at employment termination, ranging from 50% at the age of 60 to 66 2/3% at age 65. The payments will be made to a surviving spouse in the event of such individual's death, but in no event will more than 120 payments be made. A participant becomes eligible to receive the termination benefit upon reaching age 60 or the completion of 10 years of consecutive employment, whichever comes first. The death benefit consists of a monthly payment to the surviving spouse, if any, beginning after a participant's death while employed by the Company and continuing for 120 months or, if earlier, until the death of the spouse, equal to 50% of the participant's average monthly compensation for the 12 consecutive months prior to the participant's death, less the sum of the Other Benefits.

   The Supplemental Pension Plan Agreements also provide that the payments described above in the event of employment termination will commence to a participant in the event that (1) any person acquires 25% or more of the voting power of the Company's Common Stock or (2) the participant's employment is terminated other than for cause, disability, death or voluntarily by the employee. For these purposes, termination of employment is deemed to occur after an individual's 65th birthday.

   The first Supplemental Pension Plan Agreements were entered into in June 1983. As of February 28, 2001, $1,730,387 had been accrued under the plans for current employees, of which $1,633,228 had been accrued to be paid to executive officers which includes $1,202,041 for persons named in the Summary Compensation Table (such accruals being $561,729, $52,391, $260,946, $82,498 and $244,477 for Messrs. Nadig, Waclawik, Lazowski, Fletcher and Millar, respectively).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of shares of the Company's Common Stock with the SEC. Directors, officers and greater than 10% shareowners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of the copies of such reports furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, from March 1, 2000 through February 28, 2001, its directors, officers and greater than 10% shareowners complied with all applicable filing requirements, except for the failure by each of Messrs. Evans, Callahan and Lazowski to report a transaction on a timely basis, which have all since been reported on separate Forms 4.

                                 MISCELLANEOUS

Shareowner Proposals for 2002 Annual Meeting of Shareowners

   Proposals of shareowners intended to be presented at the 2002 Annual Meeting of Shareowners must be received by the Company no later than January 17, 2002, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to Secretary, Material Sciences Corporation, 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007.

   Under the Company's By-Laws, shareowners may nominate directors or bring other business before the Company's 2002 Annual Meeting of Shareowners by delivering notice to the Company (containing certain information specified in the By-Laws) no earlier than March 23, 2002 nor later than April 22, 2002. Please note that these requirements are separate and apart from, and in addition to, the SEC's requirements that a shareowner must meet to have a shareowner proposal included in the Company's proxy statement as discussed above. A copy of the full text of the By-Law provisions discussed above may be obtained from the SEC or by writing the Secretary of the Company.

Discretionary Voting of Proxies on Other Matters

   The Board and management do not now intend to present, nor do they know of any others who intend to present, any matters at the 2001 Annual Meeting of Shareowners other than those disclosed in the notice of the meeting. Should any other matter requiring a vote of the shareowners arise, however, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares on any such other matter in accordance with their best judgment.

Solicitation of Proxies

   The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers, and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing. In addition, the Company expects to pay $2,500 plus expenses, for assistance by Corporate Investor Communications, Inc. ("CIC") in the solicitation of proxies. Some of the officers and other employees of the Company and CIC may solicit proxies personally, by telephone, facsimile or mail. The officers and employees of the Company will not receive any additional compensation for such activities.

Additional Information

   The Company will provide, without charge to each shareowner upon written request, a copy of the Company's Annual Report on Form 10-K, including the financial statement schedules, for its most recent fiscal year. Individuals interested in receiving such Form 10-K should by written request contact:

                        Shareowner Relations Department
                         Material Sciences Corporation
                           2200 East Pratt Boulevard
                          Elk Grove Village, IL 60007

                         INDEPENDENT PUBLIC ACCOUNTANTS

   Arthur Andersen LLP served as our independent public accountants for the fiscal year ended February 28, 2001. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will be available to respond to questions and may make a statement if they so desire. Fees related to services performed by Arthur Andersen LLP in fiscal 2001 are as follows:

      Audit Fees.................................................... $  331,000
      Financial Information Systems Design and Implementation Fees.. $      --
      All Other Fees (consists primarily of income tax consulting, planning and return preparation, internal audit consulting and procurement consulting).................................. $1,576,000

                                          By Order of the Board of Directors,

                                          James J. Waclawik, Sr.
                                          Vice President,
                                          Chief Financial Officer and
                                           Secretary

Elk Grove Village, Illinois
May 17, 2001

                                                                      Exhibit A

                         MATERIAL SCIENCES CORPORATION

                            AUDIT COMMITTEE CHARTER

   The Audit Committee is a committee of the Board of Directors. The Audit Committee, including the chairperson, shall be designated by the Board of Directors and be composed of at least three (3) members of the Board of Directors, each of whom (i) must be independent of the management of the Corporation and (ii) must be financially literate or must become financially literate within a reasonable period of time after appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to the financial information which is provided to the shareowners and others, the systems of internal controls which management has established, and the audit process.

In performing its function, the Audit Committee is expected to:

1. Provide an open avenue of communication between management, the internal audit function, the independent accountants and the Board of Directors.

2. Review and update the Audit Committee Charter on an annual basis.

3. Nominate to the Board of Directors the independent accountants. Ensure that the independent accountants are ultimately accountable to the Board of Directors. Approve the fees and the scope of work of the independent accountants.

4. Evaluate and where appropriate, recommend replacement of the independent accountants.

5. Review with management and the internal audit function:

  a) The establishment, scope of work and reporting responsibilities of the internal audit function.

  b) The Internal Auditing Mission Statement and Charter on an annual basis.

  c) Internal auditing's compliance with the IIA's Standards for the Professional Practice of Internal Auditing (Standards).

  d) That policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal audit function.

6. Confirm the independence of the internal audit function and the independent accountants, including a review, if applicable, of management consulting services, related fees charged by the independent accountants and written disclosures required by the Independence Standards Board.

7. Inquire of management, the internal audit function and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

8. Consider with management and the independent accountants the rationale for employing audit firms other than the principal independent accountants.

9. Review with management, the internal audit function and the independent accountants:

  a) The adequacy of the Company's internal controls.

  b) Any related significant findings and recommendations of the independent accountants and the internal audit function together with management's responses thereto.

10. Review with management and the independent accountants at the completion of the annual audit:

  a) The Company's annual financial statements and related footnotes.

  b) The independent accountants' audit of the financial statements and their report thereon.

  c) Any significant changes required in the independent accountant's audit plan.

  d) Judgments about the quality, not just the acceptability, of the Company's accounting principles and underlying estimates in the Company's financial statements.

  e) Any serious difficulties or disputes with management encountered during the course of the audit.

  f) Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

  g) Other filings or disclosures required by the Securities and Exchange Commission ("SEC") or the New York Stock Exchange with regards to the activities and independence of the Audit Committee.

11. The Audit Committee shall prepare a report to be included in the Corporation's proxy statement stating whether the Audit Committee has reviewed and discussed the audited financial statements with management, including quality of accounting principles with the independent accountants; received independence disclosures from the independent accountants and determined accountant independence; and recommended to the Board the inclusion of the financial statements in the 10-K.

12. Confirm with management that the independent accountants have reviewed and discussed the interim financial reports before they are filed with the SEC or other regulators.

13. Discuss with the independent accountants, if deemed necessary by the independent accountants, the quarterly financial statements prior to filing of the quarterly report on Form 10-Q.

14. Review with management and the internal audit function, the results of their review of the Company's compliance with its code of conduct and any potential conflicts of interest.

15. Review any of the following issues which are raised by management, the internal audit function or the independent accountants: legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and reports received from regulators.

16. Meet with the internal audit function and the independent accountants in executive session to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

17. Report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

18. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

19. The Audit Committee shall meet at least two times per year or more frequently, as circumstances require. The Audit Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

20. The Audit Committee will perform such other functions required by law, the Company's charter or by-laws, or the Board of Directors.

[MATERIAL SCIENCES CORPORATION LOGO]

Notice of Annual Meeting
of Shareowners
and Proxy Statement

Meeting Date
June 21, 2001


YOUR VOTE IS IMPORTANT!

Please sign and promptly
return your
proxy in the enclosed envelope.








[LOGO OF RECYCLED PAPER]        Printed on recycled paper

                        MATERIAL SCIENCES CORPORATION
                          2200 East Pratt Boulevard
                       Elk Grove Village, Illinois 60007

         PROXY - Solicited on Behalf of the Board of Directors - PROXY

          Annual Meeting of Shareowners to be Held on June 21, 2001
Please mark, date and sign on reverse side and return in the enclosed envelope.

     The undersigned hereby appoints Gerald G. Nadig and E.F Heizer, Jr. as proxies, each with full power of substitution to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Material Sciences Corporation held of record by the undersigned, at the Annual Meeting of Shareowners of Material Sciences Corporation to be held on June 21, 2001, at 10:00 a.m., CDT in the Auditorium of the Company's offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, or at any adjournment thereof.

     Your vote for eight directors may be indicated on the reverse side. Michael
J. Callahan, Dr. Eugene W. Emmerich, G. Robert Evans, E.F Heizer, Jr., Dr. Ronald A. Mitsch, Gerald G. Nadig, Dr. Mary P. Quin and Howard B. Witt have been nominated for election of directors.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. If no contrary specification is indicated, the shares represented by this proxy will be voted (1) for the election of all nominees for director; and (2) in favor of authorizing proxies to vote upon such other business as may properly come before this meeting. Discretionary authority to cumulate votes is being solicited.

      (Continued and to be marked, dated and signed on the reverse side)

                          -- FOLD AND DETACH HERE --

                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this example  [X]


1. Election of directors: (duly nominated and named on the reverse side of this proxy)

FOR all nominees                     AUTHORITY
(except as listed                    WITHHELD
to the contrary)                      for all
      [_]                              [_]

Authority withheld for the following only (write nominee's name in the space below):

-------------------------------------------------------------------------------

2. Approval to authorize proxies to vote upon such other business as may properly come before the meeting.

               FOR    AGAINST    ABSTAIN
               [_]      [_]        [_]

3. BY checking the box to the right, I consent to future access of the       [_]
   Annual Report, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareowner meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

Dated: _________________________, 2001

/s/
--------------------------------------
             Signatures

/s/
--------------------------------------
             Signatures


Please sign exactly as name appears. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


         PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.


                          -- FOLD AND DETACH HERE --